Exhibit No. (3)b.



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           KIMBERLY-CLARK CORPORATION

                           Adopted in Accordance with
                      the Provisions of Section 242 of the
                General Corporation Law of the State of Delaware
          The undersigned, being a Vice President and the Secretary of Kimberly-Clark Corporation (the `Corporation''), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          FIRST: That this amendment to the Restated Certificate of Incorporation of the Corporation (the `Amendment'') has been duly adopted by the Board of Directors of the Corporation and has been duly adopted by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.
          SECOND: That the Restated Certificate of Incorporation of the Corporation is hereby amended so the Article IV thereof shall read in its entirety as follows:


          ARTICLE IV

            The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is six hundred and twenty million (620,000,000) shares which shall be divided into two classes as follows:

          (a) Twenty million (20,000,000) shares of Preferred Stock without par value; and

          (b) Six hundred million (600,000,000) shares of Common Stock of the par value of One Dollar and Twenty-Five Cents ($1.25) per share.




     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Donald M. Crook, its Vice President and Secretary, this 12th day of December, 1995.


                    KIMBERLY-CLARK CORPORORATION


                    By:  /s/ Donald M. Crook
                         ------------------------------

                    Donald M. Crook
                    Vice President and Secretary